UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2010

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32976	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 17, 2010, Caliper Life Sciences, Inc. (“Caliper” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) involving the sale of its solvent evaporation and solid phase extraction product lines, consisting of the TurboVap® and RapidTrace® product lines, to Biotage LLC (“Biotage”) for approximately $16.5 million in cash (the “Purchase Price”) and assumed liabilities of approximately $0.5 million. The Purchase Price is subject to adjustment based upon the final determination of the working capital associated with the product line as of the closing date, which is expected to occur prior to May 28, 2010.  The Purchase Agreement contains representations, warranties and indemnities that are customary in asset purchase transactions.  In addition, Caliper has agreed not to engage in activities that are competitive with the product line for five years from the closing date.   Upon the closing date, the parties will also enter into a three-year toll manufacturing agreement, pursuant to which Caliper will exclusively manufacture and supply the TurboVap and RapidTrace products in amounts requested by Biotage from time to time at prices agreed by the parties.

Caliper’s revenue attributable to the TurboVap and RapidTrace product lines was approximately $9.5 million in the fiscal year ended December 31, 2009, and $2.5 million in the quarter ended March 31, 2010.

On May 18, 2010, the Company issued a press release announcing the entry into the Asset Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Asset Purchase Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2010.

Item 7.01 Regulation FD Disclosure

Assuming that the sale of the TurboVap and RapidTrace  product lines is completed on or before May 28, 2010, the Company anticipates that the transactions described in Item 1.01 above will have the following financial impact upon its 2010 results.

•                                          A reduction in total revenues for the remainder of 2010 (June 1 through December 31) of approximately $5.0 to $6.0 million, including approximately $1.5 million in the second fiscal quarter.

•                                          An increase in operating loss before interest and taxes of approximately $3.0 million on a full year basis.

Please see the disclosure regarding the TurboVap and RapidTrace product lines and related press release set forth under “Item 1.01 — Entry Into a Material Definitive Agreement,” which is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Caliper, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless Caliper specifically states that it is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(b)  The unaudited pro forma financial information required by this item will be filed within four (4) business days following the closing date of the transaction described in Item 1.01 above.

(d)  The following exhibit is furnished with this report.

Exhibit Number	Description of Document

99.1	Press release dated May 18, 2010, entitled “Caliper Enhances Strategic Focus and Increases Growth Capital with Sale of Product Lines to Biotage.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

May 18, 2010	By:	/s/ Peter F. McAree

Peter F. McAree
Senior Vice President and CFO